UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 31, 2009
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices) (Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2009, Lincoln National Corporation’s (“LNC”) newly formed, indirect wholly owned subsidiaries, Lincoln Reinsurance Company of Vermont I (“LRCVI”) and its direct parent Lincoln Financial Holdings, LLC II (“LFHII” and together with LRCVI, the “Reimbursement Parties”), entered into a Reimbursement Agreement (the “Reimbursement Agreement”), with Credit Suisse AG, New York Branch, as issuing lender, lender and administrative agent thereunder (“Credit Suisse”). Under the Reimbursement Agreement, on December 31, 2009, Credit Suisse issued a $550 million 10-year  letter of credit (the “LC”) for the benefit of LNC’s wholly owned subsidiary, The Lincoln National Life Insurance Company (“LNL”). The LC was issued to support certain obligations of LRCVI to provide collateral to LNL for a portion of reserves related to level premium term life insurance policies reinsured by LRCVI from LNL under an indemnity reinsurance agreement, effective as of December 31, 2009.  We estimate that the transactions contemplated by the indemnity reinsurance agreement and Reimbursement Agreement will result in approximately $400 million of initial statutory capital relief to LNL as of the year ended December 31, 2009.  The estimated annual expense under generally accepted accounting principles is $10 million, after-tax.

Pursuant to the terms of the Reimbursement Agreement, in the event amounts are drawn under the LC by LNL, the Reimbursement Parties, jointly and severally, will be obligated, subject to certain limited conditions, to reimburse Credit Suisse for the amount of any such drawn amount (including interest thereon). The Reimbursement Agreement is “non-recourse” to LNC and LNL, meaning that neither is liable to Credit Suisse to reimburse any drawn amounts (or interest thereon); provided, however that LNC has agreed, pursuant to the terms of a fee letter with Credit Suisse, to be severally and jointly liable with the Reimbursement Parties for the payment of LC fees. In connection with the Reimbursement Agreement, each of the Reimbursement Parties has collateralized their obligations to Credit Suisse by granting it a security interest in all of their respective assets.

On January 7, 2010, we issued a press release describing the transaction, which is filed as exhibit 99.1 hereto.

Forward Looking Statements — Cautionary Language

Certain statements made in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA").  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: "believe", "anticipate", "expect", "estimate", "project", "will", "shall" and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results, and the outcome of contingencies, such as legal proceedings.  Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Deterioration in general economic and business conditions, both domestic and foreign, that may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding and investment results;

•
Future economic declines and credit market illiquidity could cause us to realize additional impairments on investments and certain intangible assets, including goodwill and a valuation allowance against deferred tax assets, which may reduce future earnings and/or affect its financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	Uncertainty about the impact of the U.S. Treasury's Troubled Asset Relief Program on the economy;
•	The cost and other consequences of our participation in the Capital Purchase Program, including the impact of existing and future regulations to which we may become subject;
•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, Lincoln's products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline 43 also known as VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as:  adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and extra-contractual and class action damage cases; new decisions that result in changes in law; and unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins on our fixed annuity and life insurance businesses and demand for our products;
•
A decline in the equity markets causing a reduction in the sales of our products, a reduction of asset-based fees that we charge on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of our variable annuity products;

•	Ineffectiveness of our various hedging strategies used to offset the impact of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;
•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our products, in establishing related insurance reserves and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•	Changes in GAAP that may result in unanticipated changes to our net income;
•
Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on our ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability and liquidity of our insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of our companies requiring that we realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that we have purchased;
•	Acts of terrorism, a pandemic, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

•	Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that we can charge for our products;
•
The unknown impact on our business resulting from changes in the demographics of our client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, financial planners or wholesalers.

The risks included here are not exhaustive. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC include additional factors which could impact our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Frederick J. Crawford
Name:	Frederick J. Crawford
Title:	Executive Vice President and
Chief Financial Officer

Date:  January 7, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated January 7, 2010.